Exhibit 10.1

November 30, 2018

Old Ironsides Energy

10 St. James Avenue, 19th Floor

Boston, Massachussetts 02116

Attention: Scott Carson

Re:	Membership Interest Purchase Agreement dated as of May 4, 2018 by and among Old Ironsides Fund II-A Portfolio Holding Company, LLC, a Delaware limited liability company, and Old Ironsides Fund II-B Portfolio Holding Company, LLC, a Delaware limited liability company (together, the “Sellers”); and Carbon Natural Gas Company (n/k/a Carbon Energy Corporation), a Delaware corporation (the “Purchaser”), as amended by (i) that certain letter agreement dated July 20, 2018 (ii) that certain letter agreement dated October 15, 2018, and (iii) that certain letter agreement dated November 6, 2018 by and among the Sellers and the Purchaser (collectively, “Purchase Agreement”)

Gentlemen:

In accordance with Section 9.3 of the Purchase Agreement, when executed by you below, this letter shall confirm the agreement between Sellers and Purchaser and amend the Purchase Agreement in the following respects:

(1)	In Section 9.1(a)(iv), the first phrase, which currently reads

“by the Purchaser upon written notice to Sellers given at any time on or after November 30, 2018 (the “Purchaser’s Outside Date”);”

is hereby amended to read as follows:

“by the Purchaser upon written notice to Sellers given at any time on or after December 31, 2018 (the “Purchaser’s Outside Date”);”

(2)	In Section 9.1(a)(v), the first phrase, which currently reads

“by Sellers upon written notice to Purchaser given at any time on or after November 30, 2018 (the “Sellers’ Outside Date”);”

is hereby amended to read as follows:

“by Sellers upon written notice to Purchaser given at any time on or after December 31, 2018 (the “Sellers’ Outside Date”);”

Otherwise the Purchase Agreement shall remain in full force and effect, in accordance with its existing terms and provisions.

This agreement amending the Purchase Agreement may be executed in any number of counterparts, and each counterpart hereof shall be effective as to each party that executes the same whether or not all parties execute the same counterpart. If counterparts of this agreement are executed, the signature pages from various counterparts may be combined into one composite instrument for all purposes. All counterparts together shall constitute only one agreement, but each counterpart shall be considered an original. This agreement may be executed and delivered by exchange by email of PDF copies showing the signatures of the parties, and those PDF copies showing the signatures of the parties will constitute originally signed copies of the same agreement requiring no further execution.

[Signatures Page Follows]

1700 Broadway, Suite 1170, Denver, Colorado 80290	Telephone 720 407 7030 Facsimile 720 407 7031
2480 Fortune Drive, Suite 300, Lexington, Kentucky 40509	Telephone 859 299 0771 Facsimile 859 299 0772
270 Quail Court, Suite B, Santa Paula, California 93060	Telephone 805 933 1901 Facsimile 805 933 9901

AGREED AND ACCEPTED as of the date first written above.

SELLERS:

OLD IRONSIDES FUND II-A PORTFOLIO HOLDING COMPANY, LLC

By:	/s/ Scott Carson
Name:	Scott Carson
Managing Partner

OLD IRONSIDES FUND II-B PORTFOLIO HOLDING COMPANY, LLC

By:	/s/ Scott Carson
Name:	Scott Carson
Managing Partner

PURCHASER:

CARBON ENERGY CORPORATION (f/k/a Carbon Natural Gas Company

By:	/s/ Patrick R. McDonald
Patrick R. McDonald,
Chief Executive Officer

Signature Page to Amendment